                                                                   EXHIBIT 10.13

         The following text provides the Office Lease agreement by and between MSR Holdings, Inc. and First Capital Bank, as amended and restated as of the Fifth Amendment to the Office Lease, dated May 1, 2004. The original Office Lease by and between S&J Investments, Inc. (predecessor by name change of MSR Holdings, Inc.) and First Capital Bank was dated October 25, 1996 has been amended on five occasions: November 1, 1998, ________, 2001, February 1, 2003, December 1, 2003 and May 1, 2004. The Fifth Amendment deleted portions of the Lease Agreement regarding historical rent arrangements that pre-dated the amendment.

                        AMENDED AND RESTATED OFFICE LEASE

         THIS LEASE, by and between MSR Holdings, Inc., first party, (hereinafter called "Landlord"); and First Capital Bank, second party, (hereinafter called "Tenant").

                               W I T N E S S E T H

         1. PREMISES. The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises"), to wit:

Those certain portions of the building being known as 3320 Holcomb Bridge Road, Suite A, Norcross, GA 30092, consisting of (a) the approximately 10,177 square feet of space generally depicted on the floor plan attached hereto as Exhibit A, (the "Original Space"); (b) the approximately 2,977 square feet of space generally depicted on the floor plan attached hereto as Exhibit A-1 (the "Additional Space"); and (c) the approximately 4,401 square feet of space generally depicted on the floor plan attached hereto as Exhibit A-2 (the "Supplemental Additional Space"). No easement for light or air is included in the Premises. Landlord also grants to Tenant the non-exclusive right to use in common with others the driveways, parking areas and other common areas associated with or serving said building. (Said building together with said driveways, parking areas and common areas, hereinafter collectively referred to as the "Building.")

         2. TERM. To have and to hold the same for a term of Six (6) years beginning on the 1st day of January, 2002 and ending on the 31st day of December, 2007 at midnight, unless sooner terminated as hereinafter provided.

         3. BASE RENT. Effective as of the Additional Space Rental Commencement Date, the amount of the base annual rent (the "Base Annual Rental") of this Lease for each Lease year during the Lease term shall be as follows:

                  A. With respect to the Original Space, the Base Annual Rental (and the amounts of the monthly payments thereof) shall be as follows:

            Period                       Monthly Amount         Base Annual Rental
            ------                       --------------         ------------------
        December, 2003                    $  10,601.04                 N/A
January, 2004 - December, 2004            $  10,601.04             $127,212.48
January, 2005 - December, 2005            $  11,025.08             $132,300.96
January, 2006 - December, 2006            $  11,355.84             $136,270.08
January, 2007 - December, 2007            $  11,695.07             $140,340.84

                  B. With respect to the Additional Space, the Base Annual Rental (and the amounts of the monthly payments thereof) shall be as follows:

            Period                      Monthly Amount         Base Annual Rental
            ------                      --------------         ------------------
Additional Space Lease Year 1              $1,550.52               $18,606.24
Additional Space Lease Year 2              $3,225.08               $38,700.96
Additional Space Lease Year 3              $3,354.08               $40,248.96
Additional Space Lease Year 4              $3,488.24               $41,858.88

                  For purposes hereof, the term "Additional Space Lease Year" shall be defined as that twelve (12) month period during the term of this Lease, commencing on the Additional Space Rental Commencement Date or the anniversary thereof, as may be applicable; provided, however, that if the Additional Space Rental Commencement Date is a date other than the first (1st) day of a calendar month, then the first (1st) Additional Space Lease Year shall be the period beginning on the Additional Space Rental Commencement Date and continuing through the last calendar day of the calendar month in which the first (1st) anniversary of the Additional Space Rental Commencement Date occurs; and subsequent Additional Space Lease Years shall commence on the first (1st) calendar day immediately succeeding the end of the first (1st) Additional Space Lease Year and end of the calendar day immediately preceding the anniversary thereof. All installments of Base Annual Rental for any partial calendar month shall be prorated based on actual days elapsed. Acknowledging the possibility that expiration of the term of this Lease and the expiration of Additional Space Lease Year 4 will not occur simultaneously, and notwithstanding the information contained in the chart set out immediately hereinabove, the Base Annual Rental for the Additional Space shall only be payable during the term of the Lease (which expires on December 31, 2007).

                  C. Effective as of Supplemental Additional Space Rental Commencement Date with respect to the Supplemental Additional Space, the Base Annual Rental shall be as follows:

             Period                        Monthly Amount         Base Annual Rental
             ------                        --------------         ------------------
September 2004 - December, 2004               $4,584.38                  N/A
 January, 2005 - December, 2005               $4,584.38               $55,012.50
 January, 2006 - December, 2006               $4,767.75               $57,213.00
 January, 2007 - December, 2007               $4,958.46               $59,501.52

         The Base Annual Rental as adjusted pursuant to this Paragraph shall be deemed to thereafter be the "Base Annual Rental" for all purposes whatsoever under this Lease and to be payable in a like manner to the initial amount of Base Annual Rental specified herein.

         4. ANNUAL RENT INCREASE. Tenant shall pay to Landlord a rental increase of three percent (3%) of the original monthly rental stated in Section 3, starting on January 1 of each calendar year beginning after the date of this Lease, as more particularly detailed in Special Stipulation #2.

         5. SERVICES BY LANDLORD. Landlord hereby covenants that during reasonable hours (7:00 a.m. to 7:00 p.m., Monday through Friday and 7:00 a.m. to 1:00 p.m. Saturdays, except national holidays observed in Atlanta, Georgia as legal holidays) Landlord shall furnish in the proper season air conditioning and heating in its judgement sufficient to reasonably heat or cool the Premises, cessation created by causes beyond Landlord's control excepted. Landlord shall furnish electric current to the Premises, and all other parts of the Building, but only for lighting and normal office equipment such as typewriters, personal computers and calculators and computer room. The HVAC system shall have the capability of maintaining 35% relative humidity at 72 degrees and of providing 20 cubic feet per minute of ventilation per person at an occupancy density not exceeding seven persons for each 1,000 square feet of the Building. Landlord does hereby covenant to maintain the temperature within the Premises between 70(degrees)-74(degrees) during the summer season (so long as outside temperatures do not exceed 100(degrees)F) and 68(degrees)-72(degrees) during the winter season and the cooler months of the year (so long as outside temperatures are above 14(degrees)F).

         6. USE OF PREMISES. Premises shall be used for general office use and banking purposes and no other. Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on Premises.

         7. REPAIRS BY LANDLORD. Landlord shall be required to make all repairs or improvements to the Premises and all common areas and facilities; the roof, the foundation, the structure, the building shell, and operating systems of the Building; the exterior walls of the Premises; the underground utility and sewer pipes outside the exterior walls of the Building; and the landscaping and grounds surrounding the Building, necessary or desirable to maintain the same in good condition and repair and in a safe, clean, sightly and operable condition, including, without limitation, electrical (except Tenant shall be responsible for the maintenance and repair of the electrical panel serving the Premises), plumbing, heating, air conditioning and structural repairs necessary for safety and tenantability. Landlord shall, at its own cost and expense, keep in good repair the exterior windows, glass, doors, and air conditioning systems, and Tenant shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased. Landlord gives to Tenant exclusive control of Premises and shall be under no obligation to inspect said Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

         8. REPAIRS BY TENANT. Except as otherwise provided herein, Tenant accepts the leased Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease and all renewals thereof, at its expense, maintain in good order and repair the interior of the leased Premises, except those repairs expressly required to be made by Landlord and any repairs rendered necessary by the negligence of Landlord. Tenant shall be liable for, and shall indemnify and shall hold Landlord harmless for, any damages occurring as a result of Tenant's failure to make repairs it is responsible for. Tenant agrees to return said Premises to Landlord at the expiration, or prior to termination, of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

         9. INDEMNITY. Unless due to Landlord's negligence or willful misconduct Tenant agrees to indemnify and save harmless the Landlord against all claims for damages to persons or property by reason of Tenant's and Tenant's visitors and guests, use or occupancy of the leased Premises, and all expenses incurred by Landlord because thereof, including attorneys' fees and court costs. Landlord agrees to indemnify and save harmless Tenant from all claims, damages, losses and expenses resulting from or arising out of the willful misconduct or negligence of Landlord, its employees, agents, or contractors.

         10. GOVERNMENTAL ORDERS. Tenant agrees, at his own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant, whichever is obligated to comply with such requirements, is privileged to terminate this Lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate the necessity of compliance with such requirement by the party giving such notice, unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving the notice all costs of compliance in excess of one year's rent, or secure payment of said sum in a manner satisfactory to the party giving notice. In the event that this Lease shall be terminated by either Landlord or Tenant as provided for herein, then in such event, Landlord shall, on or before the date of such termination, pay to Tenant an amount equal to the unamortized balance of Tenant's cost of Tenant's Work (such as term is hereinafter defined). For purposes hereof, the amortization of such costs of Tenant's Work shall be determined as of the effective date of such termination and such amortization shall be calculated on a straight line basis over the original Term of this Lease.

         11. CONDEMNATION. If the whole of the leased Premises, or such portion thereof as will make the Premises, in Tenant's reasonable judgement, unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, or, as a consequence of any such condemnation (or any taking in lieu thereof) (i) access to and from any public right-of-way shall be materially adversely affected; or (ii) fifteen percent (15%) or more of the parking spaces for the entire Building shall be taken or eliminated and reasonably comparable substitute parking spaces shall not be provided for by Landlord with reasonable promptness and dispatch, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. In the event that this Lease shall not be so terminated as provided for herein, then in such event, Landlord shall, at its sole cost and expense, restore and repair the Premises with reasonable promptness and dispatch and rental shall be proportionately aborted for such time as the Premises (or any portion thereof) shall be untenantable. It is further understood and agreed that neither Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority, notwithstanding the termination of the Lease as herein provided. Landlord agrees to pay to Agent, from the termination of the Lease as herein provided. Landlord agrees to pay to Agent, from the award made to Landlord under condemnation, the balance of lease commissions, reduced to then present cash value, as provided in paragraph 4 hereof, and Agent may become a party to the condemnation proceedings for the purposes of enforcing its rights under this paragraph. In the event that the Premises (including, without limitation, Tenant's Work) is in fact not repaired or restored by Landlord after such taking or in the event that this Lease shall be terminated as a result of such condemnation as provided for herein then in such event, Landlord shall pay to Tenant an amount equal to the unamortized balance of Tenant's cost of Tenant's work (such as term is hereinafter defined). For purposes hereof the amortization of such cost of Tenant's work shall be determined as of the effective date of such taking termination and such amortization shall be calculated on a straight line basis over the original term of this lease and Landlord (and not Tenant) shall be entitled to receive the balance of such condemnation insurance proceeds.

         12. ASSIGNMENT AND SUBLETTING. Tenant may, without Landlord's prior written consent, assign or sublease any or all of the Premises to a subsidiary, parent or affiliate corporation provided, however: the premises may be used only as set forth herein in paragraph 6. Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, sublease portions of the leased Premises to others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said Premises shall be used as set forth in paragraph 6 herein. Except as provided in preceding sentence, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, or delayed, endorsed hereon, assign this Lease or any interest hereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than the Tenant. Landlord's consent to any subsequent assignment or subleases shall be made likewise only after the prior written consent of Landlord has been obtained, which consent shall not be unreasonably withheld or delayed. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

         13. REMOVAL OF FIXTURES. Tenant may (if not in default hereunder) within 30 days prior to the expiration of this Lease, or any extension thereof, remove all fixtures and equipment which he has placed in Premises, provided Tenant repairs all damage to Premises caused by such removal.

         14. CANCELLATION OF LEASE BY LANDLORD. It is mutually agreed that in the event the Tenant shall default in the payment of rent, including additional rent, herein reserved, when due, and fails to cure said default within ten (10) days after receipt of written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure such other default within thirty (30) days after the date of receipt of written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if, voluntarily Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes any assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within sixty
(60) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire Premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord, or his attorney. Upon such termination by all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort, or any breach of this agreement.

         15. RELETTING BY LANDLORD. Landlord, without terminating this Lease, upon Tenant breaching this Lease (but only after the expiration of any cure period provided for herein) may at Landlord's option enter upon and, using reasonable efforts to do so, rent Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and on such other terms as may be commercially reasonable and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.

         16. EXTERIOR SIGNAGE. Tenant may, at its sole cost and expense, place, maintain and replace upon the interior of the leased Premises all signs allowable by law which Tenant deems appropriate to the conduct of its business. In addition, Tenant may, at its sole cost and expense, place, maintain, and replace (i) (1) sign on the outside wall in the front of the Building of a size and character approved by Landlord, such approval not to be unreasonably withheld or delayed, and (ii) such signage on the entrance doors to the premises as Tenant deems appropriate to the conduct of its business. In addition, Tenant may, at its sole cost and expense, erect (i) a monument sign in the vicinity of the right of way of Holcomb Bridge Road; (ii) such directional and parking signage in the driveways and parking areas as Tenant deems appropriate to the conducting of its business. Any and all signs placed on the leased Premises by Tenant shall be maintained in compliance with local rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.

         17. ENTRY FOR CARDING, ETC. Landlord may card Premises "For Rent" or "For Sale" thirty (30) days before the termination of this Lease. Landlord may enter the Premises with prior notice to Tenant at reasonable business hours to exhibit same to prospective purchasers or tenants and make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any. Upon the sale of the Premises by Landlord, Landlord shall stand entirely free of any covenants or obligations to Tenant, which shall pass to the succeeding landlord. Tenant shall be bound to any succeeding landlord for all the terms and obligations of this Lease.

         18. EFFECTIVE TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         19. NO ESTATE IN LAND. This contract shall create the relationship of Landlord and Tenant between the parties hereto, no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

         20. HOLDING OVER. If Tenant remains in possession of Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant at will at 125% of the then escalated rental rate in effect at end of Lease; and there shall be no renewal of this Lease by operation of law.

         21. ATTORNEY'S FEES AND HOMESTEAD. Tenant agrees to pay all reasonable attorneys' fees and expenses actually incurred by Landlord in enforcing any of the obligations of Tenant under this Lease. In addition, Landlord agrees to pay all reasonable attorneys' fees and expenses, actually incurred by Tenant in enforcing any of the obligations of Landlord under this Lease. Tenant also agrees to pay all reasonable attorneys' fees which Landlord may incur in any litigation or negotiations in which Landlord shall, without its fault, become involved on account of this Lease. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead exemptions to the extent necessary and permitted by law to secure payment and performance of Tenant's covenants and agreements hereunder.

         22. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon parties shall be cumulative but not restrictive to those given by law.

         23. WAIVER OF RIGHTS. No failure of either party to exercise any power given either party hereunder, or to insist upon strict compliance by either party to his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

         24.      TIME OF ESSENCE. Time is of the essence of this agreement.

         25. LATE CHARGES. Any rental or other amounts payable to Landlord under this Lease Agreement, if not paid by the fifth (5th) day of the month for which such rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment, and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

         26. PARTIAL RENT PAYMENT. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord.

         27. TENANT'S OBLIGATION TO INSURE. On or before the Commencement Date and on or before each anniversary thereof during the Lease Term, or any renewals or extensions thereof, Tenant shall deliver to Landlord a certificate of a policy or renewal of public liability insurance insuring Tenant, and their respective officers, employees, agents and representatives against loss or damage arising from injury to persons or property occurring within the Premises, which policy or renewal policy shall (i) provide that it is noncancelable without thirty (30) days' prior written notice to Landlord, (ii) provide for minimum limits of $500,000 for property damage and $1,000,000 per occurrence for personal injuries to or deaths of persons in or about the Premises, (iii) name Landlord as additional insured, and (iv) be accompanied by proof of payment of the premium thereof.

         28. DEFINITIONS. "Landlord" as used in this Lease shall include first party, his heirs, representatives, assigns and successors in title to Premises. "Tenant" shall include second party, his heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees, as to premises covered by such assignment or sublease. "Agent" shall include third party, his successors, assigns, heirs, and representatives. "Landlord", "Tenant", and "Agent", include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         29. SEVERABILITY. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parties of this Lease shall not be affected thereby, unless the amount of total Rent payable hereunder is thereby decreased, in which event Landlord may terminate this Lease.

         30. SPECIAL STIPULATIONS. In so far as the following stipulations conflict with any of the foregoing provisions, the following shall control:

                       See Special Stipulations attached.

         This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No amendments to this Lease shall be effective unless in writing and signed by both Landlord and Tenant.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

Sign, sealed and delivered as            Landlord:  MSR HOLDINGS, INC.
to Landlord, in the presence of:

_____________________________________    By:______________________________(SEAL)

_____________________________________    Its:_____________________________(SEAL)

Sign, sealed and delivered as            Tenant:  FIRST CAPITAL BANK
to Tenant, in the presence of:

_____________________________________    By:______________________________(SEAL)

_____________________________________    Its:_____________________________(SEAL)

                              SPECIAL STIPULATIONS

         These Special Stipulations attached hereto and incorporated herein are binding upon this Lease, where said Special Stipulations and Lease language conflict, the Special Stipulations shall control.

         1. Effective September 1, 2004, (the "Supplemental Additional Space Rental Commencement Date"), the rental for the Premises shall be based upon the final square footage of the Premises consisting of (a) 10,117 square feet of space for the Original Space, (b) 2,977 square feet of space for the Additional Space, and (c) 4,401 square feet of space for Supplemental Additional Space.

         2. Effective as of the Additional Space Rental Commencement Date, the amount of the base annual rent (the "Base Annual Rental") of this Lease for each Lease year during the Lease term shall be as follows:

                  A. With respect to the Original Space, the Base Annual Rental (and the amounts of the monthly payments thereof) shall be as follows:

            Period                       Monthly Amount         Base Annual Rental
            ------                       --------------         ------------------
        December, 2003                     $10,601.04                 N/A
January, 2004 - December, 2004             $10,601.04              $127,212.48
January, 2005 - December, 2005             $11,025.08              $132,300.96
January, 2006 - December, 2006             $11,355.84              $136,270.08
January, 2007 - December, 2007             $11,695.07              $140,340.84

                  B. With respect to the Additional Space, the Base Annual Rental (and the amounts of the monthly payments thereof) shall be as follows:

            Period                      Monthly Amount         Base Annual Rental
            ------                      --------------         ------------------
Additional Space Lease Year 1              $1,550.52               $18,606.24
Additional Space Lease Year 2              $3,225.08               $38,700.96
Additional Space Lease Year 3              $3,354.08               $40,248.96
Additional Space Lease Year 4              $3,488.24               $41,858.88

                  For purposes hereof, the term "Additional Space Lease Year" shall be defined as that twelve (12) month period during the term of this Lease, commencing on the Additional Space Rental Commencement Date or the anniversary thereof, as may be applicable; provided, however, that if the Additional Space Rental Commencement Date is a date other than the first (1st) day of a calendar month, then the first (1st) Additional Space Lease Year shall be the period beginning on the Additional Space Rental Commencement Date and continuing through the last calendar day of the calendar month in which the first (1st) anniversary of the Additional Space Rental Commencement Date occurs; and subsequent Additional Space Lease Years shall commence on the first (1st) calendar day immediately succeeding the end of the first (1st)

Additional Space Lease Year and end of the calendar day immediately preceding the anniversary thereof. All installments of Base Annual Rental for any partial calendar month shall be prorated based on actual days elapsed. Acknowledging the possibility that expiration of the term of this Lease and the expiration of Additional Space Lease Year 4 will not occur simultaneously, and notwithstanding the information contained in the chart set out immediately hereinabove, the Base Annual Rental for the Additional Space shall only be payable during the term of the Lease (which expires on December 31, 2007).

         Effective as of Supplemental Additional Space Rental Commencement Date with respect to the Supplemental Additional Space, the Base Annual Rental shall be as follows:

             Period                        Monthly Amount         Base Annual Rent
             ------                        --------------         ----------------
September 2004 - December, 2004               $4,584.38                 N/A
 January, 2005 - December, 2005               $4,584.38              $55,012.50
 January, 2006 - December, 2006               $4,767.75              $57,213.00
 January, 2007 - December, 2007               $4,958.46              $59,501.52

         The Base Annual Rental as adjusted pursuant to this Paragraph shall be deemed to thereafter be the "Base Annual Rental" for all purposes whatsoever under this Lease and to be payable in a like manner to the initial amount of Base Annual Rental specified herein.

         3. It is further agreed and understood, that, except as provided otherwise herein, Tenant is to accept the Premises on as "as is" basis and is to provide its own Tenant Improvements and buildout as necessary for Tenant's use. Any improvements and work to be performed to the Premises shall first be submitted in writing to Landlord and approved by Landlord in writing prior to any work being performed by Tenant, said consent not to be unreasonably withheld or delayed. In addition, Landlord is to assist in the supervision of any improvements to the Premises in order for Landlord to control the quality of work in the Premises and to protect any interference or difficulties said Tenant improvements could cause existing Tenants located in the Building. All work shall be performed according to local and state codes and regulations, and shall be properly permitted by all applicable governmental authorities.

         4. Landlord agrees to work with Tenant relative to the design and placement of a new monument sign for the Building subject to Gwinnett County sign regulations and at Tenant's expense. If Landlord and Tenant are unable to satisfactorily agree, then Tenant shall have signage rights, subject to Gwinnett County sign regulations and at Tenant's expense, to the northwest entrance of said property.

         5. As an inducement to Tenant to enter into this Lease, Landlord does hereby agree to modify the exterior of the Building, improve landscaping, reseal and stripe the parking lot within one hundred eighty (180) days of Tenant's occupancy. Such modifications will be subject to Tenant's input and concurrence, and shall be implemented so as to minimize any interference with Tenant's operation.

         6. Notwithstanding anything to the contrary in Paragraph 5. "Services by Landlord", Landlord, at its sole cost and expense, will also be providing:

                  (a)      hot and cold running water to the Building;

                  (b)      sanitary sewer;

                  (c) the lighting of the parking lot and driveways, the illumination of the exterior signage (including any freestanding monument sign), the maintenance of the Building, and the landscaping and grounds surrounding the same in good condition and repair and in a clean, safe, sightly and operable condition. Notwithstanding the foregoing, it is hereby agreed that Tenant, at its sole cost and expense, shall be responsible for the general cleaning and janitorial service for the interior of the Premises.

         7. Landlord will provide Tenant with six (6) reserved parking spaces adjacent to the Building, in a location reasonably acceptable to Tenant, and Landlord will, at its sole cost and expense, designate the same, by appropriate signage acceptable to Tenant, as "First Capital Visitor Parking". Landlord shall also provide Tenant with six (6) reserved parking spaces located in front of the Building, and such spaces shall also be designated as "First Capital Visitor Parking" in the same manner described hereinabove. Landlord will also, at its sole cost and expense, install and maintain appropriate directional signage to direct First Capital customers to such parking spaces, as may be reasonably acceptable to Tenant.

         8. Should the Premises or any material portion of the common areas or facilities of the Building be so damaged by fire or other cause that rebuilding or repairs cannot be completed within one hundred twenty (120) days from the date of the fire or other cause of damages, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred twenty (120) days, Landlord covenants and agrees, subject to the provisions of this paragraph, to make such repairs with reasonable promptness and dispatch, and to allow Tenant an abatement in all rental for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. In the event such rebuilding and repair are not, in fact, completed within one hundred fifty (150) days of the date of such destruction or damage, Tenant may, by written notice delivered to Landlord, elect to terminate this Lease. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty contained under this paragraph occurs during the last twelve (12) months of the Term of this Lease, and should Landlord so elect not to restore and/or repair the Premises, Landlord shall notify Tenant of the same within thirty (30) days of the date of such damage or destruction; and in such event, this Lease shall terminate as the date of such destruction or damage and thereafter be deemed to be null and void and of no further force or effect.

                  In connection with any damage or destruction to the improvements and alterations made by Tenant to the Premises (hereinafter "Tenant's Work"), in the event that, for whatever reason, the Premises (including, without limitation, Tenant's Work) is in fact not repaired or restored by Landlord or in the event that this Lease shall be terminated by either Landlord or Tenant as provided for herein, then in such event, Tenant (and not Landlord) shall be entitled to a portion of the insurance proceeds payable with respect thereto in an amount equal to the unamortized balance of Tenant's costs of Tenant's Work; and Landlord (and not Tenant) shall be entitled to receive the balance of such insurance proceeds. For purposes hereof, the amortization of such costs of Tenant's Work shall be determined as of the date such damage or destruction occurred, and such amortization shall be calculated on a straight line basis over the original Term of this Lease.

         9.       A.       This Lease shall, at the election of Landlord, be
superior or be subject and subordinate to the lien of any mortgage (which term shall be deemed to include a deed to secure debt) which Landlord may hereafter place upon the Premises, provided that (1) if there are no defaults hereunder on the part of Tenant the right of possession of Tenant to the Premises and Tenant's rights arising out of this Lease shall not be affected or disturbed by the mortgagee under the mortgage in the exercise of any of its rights under the mortgage or the notes secured thereby; (2) Tenant shall not in any foreclosure or other proceeding under the mortgage, nor in any other way be deprived of its rights under this Lease, nor shall this Lease be terminated or affected by any foreclosure or sale or any proceeding under any mortgage; and (3) the mortgagee shall execute and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in form acceptable to Tenant prior to the execution of the mortgage. Landlord agrees that in the event of any foreclosure of the mortgage, Tenant shall have the right to withhold the payment of any rentals due hereunder and pay the same directly to the mortgagee in satisfaction of the indebtedness secured thereby.

                  B. Prior to the sixtieth (60th) calendar day following the date of this Lease, Landlord, at Landlord's sole cost and expense, shall provide Tenant with non-disturbance and attornment agreements in a form which is reasonably acceptable to Tenant, executed by all entities or parties presently holding mortgages or other liens upon the Premises.

         10. Landlord and Tenant do hereby acknowledge and agree that, in order for Tenant to be able to utilize the Premises for the purposes intended by Tenant, certain tenant improvements (the "Tenant's Work") will be required in the Premises. In connection therewith, Tenant does hereby agree to immediately initiate the preparation of detailed plans and specifications for the construction of Tenant's Work for the Premises and to promptly submit the same to Landlord. Landlord shall, within ten (10) days, approve or deliver to Tenant its comments to said plans and specifications (and in the event Landlord shall not deliver to Tenant any such comments within said ten (10) day period, such plans and specifications shall be deemed to have been approved by Landlord). Landlord and Tenant shall mutually agree upon the plans and specifications; and upon said approvals by both Landlord and Tenant, Tenant shall effect the construction of Tenant's Work, at its sole cost and expense, in accordance with the approved plans and specifications. Tenant does hereby agree that, within one hundred twenty (120) calendar days of the date Tenant completes Tenant's Work, Tenant will deliver to

Landlord a statement of the amounts actually expended by Tenant in effecting Tenant's Work. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from the actions of Tenant, its officers, agents, employees or contractors in the construction of Tenant's Work, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. If a lien is placed upon the Building as a result of Tenant's actions and Tenant does not cause such lien to be bonded off or removed within thirty (30) days of notice that said lien has been filed, Tenant shall be deemed in default of this Agreement and Landlord shall have all rights and remedies available for a default by Tenant as provided herein. Tenant shall provide Landlord with evidence of payment for all work performed on the Premises within thirty (30) days of the date Tenant's Work is completed.

         11. Subject to the terms and conditions herein and provided there is then no event of default hereunder, Tenant shall have one (1) option to extend the term of this Lease for an additional period of five (5) years for the rental set forth in Special Stipulation #2 hereinabove and on the same other terms and conditions set forth in this Lease; such extended term to begin at the expiration of the original term of this Lease. If Tenant shall elect to extend the term of this Lease, it shall do so by giving Landlord not less than one hundred eighty (180) days written notice prior to the expiration of the original term of this Lease. If Tenant fails to timely give the above-described notice electing to extend the term of this Lease, this Lease shall automatically terminate at the end of the original term.

         12. Tenant, its employees, agents, invitees, licensees and contractors shall have the non-exclusive right to use the driveways, parking areas and other common areas constituting a part of the Building in common with Landlord and the other tenants of the Building. Landlord covenants that all parking areas, entrances and exits, access drives, sidewalks and other common areas in existence on the date of this Lease shall not be materially modified or altered without Tenant's prior written consent, nor shall Tenant's rights to utilize the same be interrupted or disturbed by any act of Landlord, its employees, agents, contractors or other tenants of the Building during the term of this Lease.

         13. Landlord covenants and warrants that it is the owner of the Building and has the full and unrestricted right to execute this Lease and demise the Premises to Tenant, together with the rights, privileges, easements and appurtenances herein demised.

         14. Landlord does hereby grant to Tenant a right of first refusal to lease all or any portion of the office space of the Building cross-hatched and labeled as the "Adjacent Space" on Exhibit B (hereinafter referred to as the "Adjacent Space"), should (and each time) such Adjacent Space becomes available for lease during the term (including any extension of the original term) of this Lease. Landlord does hereby agree to notify Tenant of any pending availability of the Adjacent Space prior to marketing or presenting the Adjacent Space to other parties for lease. Upon Landlord so notifying Tenant, in writing, of the pending availability of the Adjacent Space, Tenant shall have thirty (30) days within which to notify Landlord, in writing, of its decision to lease or not to lease Adjacent Space. Tenant shall have the right to elect to lease any part or all of the Adjacent Space; provided, however, that Tenant may not elect to lease less than 1,200 square feet of space if it elects to lease less than all of the Adjacent Space. In the event Tenant exercises said right of first refusal, then Landlord and Tenant shall execute an amendment to this Lease adding the Adjacent Space and providing for a rental and other terms and conditions identical to the rental and other terms and conditions provided for herein for the Premises (including, without limitation, the expiration of the term of this Lease). In the event that Tenant does not exercise the right of first refusal described hereinabove, said right of first refusal with respect to the instant availability of the Adjacent Space only shall be null and void, and Landlord, with respect to the instant availability of the Adjacent Space only, shall be entitled thereafter to lease said Adjacent Space without restriction; however, any subsequent instance of the availability of the Adjacent Space shall be subject to the right of first refusal described hereinabove.

         15. Landlord and Tenant do hereby acknowledge that Tenant may, at a later time during the term of this Lease, desire to construct and maintain an automated remote drive-through banking facility in the parking area constituting a part of the Building. The design of said automated remote drive-through banking facility and the manner of its construction shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. In connection therewith, Landlord does hereby approve Tenant's construction and maintenance of the same in a mutually agreeable location of the parking area of the Building, and does hereby agree to work in good faith with Tenant in all matters necessary or desirable in order to effect the construction and maintenance of said automated remote drive-through banking facility. Landlord and Tenant do hereby agree that Tenant shall be responsible for the payment of all expenses related to the construction and maintenance of said automated remote drive-through banking facility.

         16. Notwithstanding any other provision hereof, Landlord and Tenant do hereby acknowledge and agree that Tenant's obligations hereunder are contingent upon the sale by Tenant of its current building located at 1725 Indian Trail Road to First Citizen's Bank (or a subsidiary thereof) on or before February 1, 1997. Landlord and Tenant do hereby acknowledge and agree that in the event that the sale of Tenant's existing banking facility as described hereinabove is not consummated on or before February 1, 1997, this Lease shall automatically terminate and thereafter be deemed to be null and void and of no further force or effect. In such event, Landlord and Tenant do hereby acknowledge and agree that Landlord, as its sole and exclusive remedy, shall be entitled to the sum of Ten Thousand and No/100 Dollars ($10,000.00), as full and complete liquidated damages as a result of the termination of this Lease by Tenant; and simultaneously with the execution of this Lease, Tenant does hereby agree to deliver to Landlord the sum of $10,000.00.

         17. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant do hereby agree that Tenant shall have the right to cancel and terminate this Lease at any time by Tenant's delivery of a written notice to Landlord delivered not less than 180 calendar days prior to the effective date of such termination of this Lease setting forth Tenant's election to do so. In the event that Tenant does so elect to terminate this Lease as described hereinabove, Tenant shall, on or before the effective date of such termination of this Lease, deliver to Landlord , as a penalty for such early termination, an amount equal to (i) the sum of all monthly payments of Base Annual Rental which were to be made by Tenant under the terms of the table below through the effective date of such termination of this Lease, reduced by (ii) the sum of all monthly payments of Base Annual Rental made by Tenant commencing with the payment due for February, 2003, through the effective date of such termination of the Lease.

           Period                      Monthly Rent        Base Annual Rent
           ------                      ------------        ----------------
February 2003 - December 2003           $11,644.18           $139,730.21
 January 2004 - December 2004           $11,991.90           $143,902.78
 January 2005 - December 2005           $12,348.09           $148,177.12
 January 2006 - December 2006           $12,721.25           $152,655.00

         18. Notwithstanding any other provision of this Lease, in the event that Landlord shall at any tine be in default in the observance or performance of any of the covenants and agreements required to be performed or observed by Landlord hereunder and any such default shall continue for a period of thirty (30) days after written notice to Landlord and any mortgagee of Landlord whose name and address shall have been previously given to Tenant (or if such default is incapable of being cured in a reasonable manner within thirty
(30) days then if Landlord has not commenced to cure the same within said thirty
(30) day period and thereafter diligently prosecutes the same to completion), then Tenant shall be entitled, at its election, to exercise concurrently or successively, any one or more of the following rights, in addition to all remedies provided for in this Lease or otherwise available in law or equity under the laws of Georgia:

                  (a) to bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement binding upon Landlord, without terminating this Lease; and/or

                  (b) terminate this Lease upon thirty (30) days' written notice to Landlord without waiving Tenant's rights for damages for Landlord's failure to perform its obligations hereunder; and in the event that Tenant shall elect so to terminate this Lease, the same shall thereafter be deemed to be null and void and of no further force or effect.

         19. Upon payment by Tenant of the rents provided for herein and upon the observance and performance by Tenant of all other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably have, hold, possess and enjoy the Premises and the non-exclusive use of all of the common areas and common facilities of the Building for the full term of this Lease without hindrance, interruption or molestation by Landlord or anyone claiming through Landlord.

         20. Landlord warrants that the Building (including, without limitation, the common areas and common facilities of the Budding, and the soil, groundwater, soil vapor on or under the Budding) is free of, does not contain and is not affected by the presence of any Hazardous Materials, and that Landlord will not introduce any Hazardous Materials onto or into the Building; and Landlord does hereby agree to indemnify and hold Tenant harmless of any damages resulting from its violation of this paragraph. The term "Hazardous Materials" shall mean: (a) polychlorinated biphenyls ("PCB's") or "PCB items" (as defined in 40 C.F.R. Sec. 761.3) or any equipment which contains "PCB's"; or
(b) any asbestos or asbestos-containing materials; (c) stored, leaked or spilled petroleum products; or (d) any other chemical, material or substance (i) which is regulated as a "toxic substance" (as defined by the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq., as amended), (ii) which is a "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended), (iii) which is "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 6901 et seq., as amended), or (iv) exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental statute, regulation, ordinance or authority of which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of or invitees to the Premises, or the owners, tenants or occupants of the Building or the property adjacent to the Building. In addition, Tenant does hereby agree that Tenant will comply with all applicable environmental laws and regulations related to Hazardous Materials; and Tenant does hereby agree to indemnify and hold Landlord harmless from any damages resulting from its violation of its covenant described immediately hereinabove.

         21. Tenant warrants that it has had no dealings with any brokers other than Corporate Property Advisors ("Broker") in convection with the negotiations or execution of this Lease. Tenant further acknowledges that Corporate Property Advisors represents Tenant solely in all negotiations pertaining to the execution and delivery of this Lease, but is being paid by Landlord pursuant to a separate agreement. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all cost, expense or liability for commissions or other compensation or charges claimed by any broker or agent other than Broker with respect to this Lease. Landlord agrees to indemnify and hold Tenant harmless from and against any and all cost, expense or liability for commissions or other compensation claimed by Broker with respect to this Lease.

         22. The laws of the State of Georgia shall govern the interpretation, validity, performance, and enforcement of this Lease. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

         23. In the event that there is interruption in water, sanitary sewer, gas, electric or telephone utility services to the Premises for more than two (2) business days and such interruption is due to the willful or negligent acts or omissions of Landlord, its agents, employees or contractors, Tenant's obligations to pay rent shall abate during the period of such interruption.

         24. Landlord shall keep in force during the term of the Lease an insurance policy of all-risk fire, extended coverage, theft, vandalism, malicious mischief and other casualty, covering loss or damage to the Building, including all improvements thereto (but excluding the trade fixtures, furniture, equipment and other property belonging to Tenant), to the extent of at least one hundred percent (100%) of their replacement cost. Landlord shall also obtain and keep in force, during the term of this Lease, comprehensive commercial general liability insurance pertaining to the Building (including, without limitation, Tenant's Work), the limits of such insurance to be in an amount not less than $1,000,000.00 per person and $2,000,000.00 per incident.

         25. In the event Landlord does not commence any repairs required to be made by Landlord within ten (10) days after written notice from Tenant to Landlord (and thereafter diligently pursue the completion of same), Tenant shall have the right, but not the obligation, to effect such repairs. In the event that Tenant shall so elect to effect such repairs, Tenant shall cause such repairs to be made by a reputable contractor at Tenant's expense, and Landlord shall reimburse Tenant for such reasonable expenses within thirty (30) days of receipt of paid invoices for the repairs. In the event that Landlord shall fail to reimburse Tenant for such reasonable expenses within said thirty (30) day period, Tenant shall thereafter be entitled to set-off such amounts against any amounts due by Tenant to Landlord hereunder. Landlord agrees that Landlord shall be responsible for any damages suffered by Tenant caused by Landlord's failure or refusal to make any repairs hereunder, within a reasonable time after Landlord is notified of the necessity for the same by Tenant.

         26. If, during the making of any repairs or alterations herein required or authorized to be made by Landlord, Tenant is materially deprived for more than two (2) business days of the uninterrupted use of any portion of the Premises, then the rent payable by Tenant hereunder shall be equitably abated.

         27. Landlord and Tenant each hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils that could be insured against or that are required to be insured against under the terms of this Lease, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including, without limitation, and other tenants or occupants of the remainder of the Building in which the Premises are located, provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event, only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause of endorsement.

         28. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Lease shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given or served and shall be effective upon being personally delivered, or upon being deposited with an overnight courier or in the United States Mail, postage prepaid, certified mail, return receipt requested, to the other party at the address of such other party set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, demand, or request shall be addressed as follows:

                  Landlord:                      MSR Holdings, Inc.
                                                 1951 Airport Road, Suite 120
                                                 Atlanta, Georgia  30341

                  Tenant:                        First Capital Bank
                                                 1725 Indian Trail Road
                                                 Norcross, Georgia  30093
                                                 Attention:  Mr. Bill Blanton

Any notice given as hereinabove described shall be deemed received on the earlier of the date of actual delivery and the third calendar day after the date of posting in the United States mail of such notice. Any Member may change said address as described hereinabove by sending notice to the other Members of such change of address.

         29. Notwithstanding any other provision contained in this Lease, in the event Tenant is closed or taken over by the banking authority of the State of Georgia or another duly constituted bank supervisory authority, Landlord may thereupon terminate this Lease only with the concurrence of such banking authority or other supervisory authority, and any such authority shall have the election, to be made within thirty (30) days of closure or takeover, to either continue or terminate this Lease which, if continued, shall remain as written with the banking authority or other bank supervisory authority acting as or in lieu of Tenant; provided, that in the event this Lease is terminated by such banking authority or other bank supervisory authority, the Landlord's entitlement under this Lease shall in no event be for an amount exceeding the total of (a) all rents reserved under this Lease, plus (b) an amount equal to the unpaid rent accrued to said date; and, provided that there shall in any event be no acceleration by Landlord of any rentals under this Lease; and provided further, that should Landlord find it necessary to proceed at law against Tenant to collect either or both of said entitlements, Landlord shall in addition recover from Tenant its legal fees and brokerage commissions expended.

         30. Landlord agrees to pay before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively called the "Taxes") lawfully levied or assessed against the Budding and the grounds, parking areas, driveways and alleys around the Building; provided, however, that the maximum amount of Taxes to be paid by Landlord hereunder during any one real estate tax year shall not exceed the Taxes paid for the calendar year 2001 (hereinafter referred to as the "Base Year"). If in any real estate tax year during the Lease term hereof, or any renewal or extension, the Taxes levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building during such tax year shall exceed the amount of Taxes paid for the Base Year, Tenant agrees to pay to Landlord, as Additional Rental, upon demand, the amount of Tenant's "proportionate share" of the excess Taxes. Tenant's "proportionate share" shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire space contained in the Building. For purposes hereof, the Premises (consisting of the Original Space, the Additional Space and the Supplemental Additional Space) contain 17,555 square feet of office space, and the Building is comprised of 30,914 square feet. Therefore, Tenant's "proportionate share" is 56.79% (hereinafter called "Proportionate Share"). Landlord reserves the right to require Tenant, during each month of the Lease Term, to pay an escrow deposit to Landlord equal to one twelfth (1/12th) of its Proportionate Share of the estimated taxes. If the Tenant's total tax escrow payments are less than Tenant's actual Proportionate Share of such Taxes, Tenant shall pay to Landlord, upon demand, the tax payment shortage. If the total tax escrow payments of Tenant are more than Tenant's actual Proportionate Share of such Taxes, Landlord shall retain such excess and credit it to Tenant's next accruing tax escrow payment.

         31. Landlord agrees to pay before they become delinquent, all costs and expenses for the provision of utility service to the Building and the grounds, parking areas, driveways and alleys around the Building, including, without limitation, the costs of providing electrical, natural gas, water and sanitary sewer service (hereinafter collectively called the "Utilities"); provided, however, that the maximum amount of Utilities to be paid by Landlord hereunder during any one calendar year shall not exceed the Utilities paid for the calendar year 1997 (hereinafter referred to as the "Base Year"). If in any calendar year during the Lease term hereof, or any renewal or extension, the Utilities incurred with respect to the Building and the grounds, parking areas, driveways and alleys around the Budding during such calendar year shall exceed the amount of the Utilities paid for the Base Year, Tenant agrees to pay to Landlord, as Additional Rental, upon demand, the amount of Tenant's "proportionate share" of the excess Utilities. Tenant's "proportionate share" shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire space contained in the Building. For purposes hereof, the Premises (consisting of the Original Space, the Additional Space and the Supplemental Additional Space) contain 17,555 square feet of office space, and the Building is comprised of 30,914 square feet. Therefore, Tenant's "proportionate share" is 56.79% (hereinafter called "Proportionate Share"). Landlord reserves the right to require Tenant, during each month of the Lease Term, to pay an escrow deposit to Landlord equal to one-twelfth (1/12th) of its Proportionate Share of the estimated Utilities. If the Tenant's total Utility escrow payments are less than Tenant's actual Proportionate Share of such Utilities, Tenant shall pay to Landlord, upon demand, the Utility payment shortage. If the total Utility payments of Tenant are more than Tenant's actual Proportionate Share of such Utilities, Landlord shall retain such excess and credit it to Tenant's next accruing Utility payment.

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